EXHIBIT 10.8



Dominic Bassani
Bright Capital Ltd.


Dear Dominic:

     As you know, Bion Environmental Technologies, Inc. ("Bion," "we," "us" or "our") is currently experiencing a severe working capital deficit and is in the process of attempting to obtain additional capital that will be necessary to continue in business. You have informed us that you are currently engaged in discussions with potential investors on our behalf to help us obtain additional capital through a debt financing, but that it currently appears unlikely that the final terms of this financing will be negotiated and financing available this week. In the meantime, the Texas Devries Dairy Project, which we all agree is critical to establishing the credibility necessary for Bion to commence sales and generate revenues, has commenced and requires funding immediately. Additionally, funds are also needed by us for international patent filings, payroll and other pressing matters.

     Since the Devries Dairy Project, international patent filings, payroll, etc. cannot be delayed and Bion does not have the funds necessary to pay the associated expenses, you have agreed to lend us the money that we need to pay for the Devries Dairy Project, etc. as an additional loan on an as-needed basis ("Brightcap Bridge Loan"), and that you will convert all of the amounts due under the terms of the Brightcap Bridge Loan (which are set forth in this letter agreement) to amounts that will be due under the same identical terms that the investors will receive in the first of a series of anticipated financings consisting of mandatorily convertible debt which are intended to be accomplished in 2003 through Bion Dairy Corporation, one of Bion's wholly-owned subsidiaries (the "Bion Dairy Financing")during the next 30 days.

     You have lent us money in the past pursuant to a Secured Promissory Note dated March 28, 2003 (the Secured Note"), and in connection with that loan we have granted you a security interest in certain of our tangible assets pursuant to a related Security Agreement (the "Security Agreement"). All of the amounts provided to us under the Brightcap Bridge Loan (plus prior advances from Brightcap (directly and/or through D2 LLC) since January 1, 2003 which have not been previously included in the Secured Note) will be added as principal due under the existing Secured Note. All of the obligations due under the Secured Note will automatically and mandatorily convert to being an obligation under the Bion Dairy Financing contemporaneously with the issuance of the first convertible note under the Bion Dairy Financing; provided, however, that to the extent any funds are realized from the disposition of tangible assets under the existing Security Agreement, such funds will be utilized to reduce the amount due under the Secured Note and will not be converted( or, if received after the Secured Note has already been converted, such funds will be paid to Brightcap and applied to reduce the principal of the convetible notes received in the Bion Dairy Financing).

     As collateral for the Brightcap Bridge Loan, Bion and its subsidiaries will grant you an additional security interest in all of their intellectual property, including without limitation, patents, patent applications, trade secrets and technical know-how (the "Intellectual Property Collateral") pursuant to an amendment to the existing Security Agreement, but you acknowledge that this is exactly the same collateral that is anticipated to be granted as security to note holders in connection with the Bion Dairy Financing. Accordingly, you agree that: (a) even though you are being granted a security interest in the Intellectual Property Collateral under the Brightcap Bridge Loan, you specifically consent to the granting of a security interest in the same collateral to the holders of notes under the Bion Dairy Financing after the date of the Brightcap Bridge Loan, (b) you will share your security interest in the Intellectual Property Collateral in pari pasu with the holders of the notes issued pursuant to the Bion Dairy Financing as such notes are issued in the future, (c) your security interest in the Intellectual Property Collateral will not be senior to the security interest granted to the holders of the notes under the Bion Dairy Financing, irrespective of the date of filing and (d) you will execute and deliver any documents reasonably requested by investors in that regard.

     Please acknowledge your agreement to the terms set forth in this letter, by executing your signature in the space provided below.

                                   Sincerely,

                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.



                                   By: /s/ Mark Smith
                                       Mark Smith, President


                                   AGREED AND ACCEPTED BY:

                                   BRIGHT CAPITAL, LTD.



                                   By: /s/ Dominic Bassani
                                       Dominic Bassani